                               CUSTODY AGREEMENT

                              Dated May 5, 1997

                                   Between

                                UMB BANK, N.A.

                                     and

                             JONES & BABSON FUNDS

                                Table of Contents

SECTION                                                                   PAGE
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1. Appointment of Custodian                                                 1

2. Definitions                                                              1
   (a) Securities                                                           1
   (b) Assets                                                               2
   (c) Instructions and Special Instructions                                2

3. Delivery of Corporate Documents                                          2

4. Powers and Duties of Custodian and Domestic Subcustodian                 3
   (a) Safekeeping                                                          4
   (b) Manner of Holding Securities                                         4
   (c) Free Delivery of Assets                                              5
   (d) Exchange of Securities                                               6
   (e) Purchases of Assets                                                  6
   (f) Sales of Assets                                                      7
   (g) Options                                                              7
   (h) Futures Contracts                                                    8
   (i) Segregated Accounts                                                  9
   (j) Depository Receipts                                                  9
   (k) Corporate Actions, Put Bonds, Called Bonds, Etc.                     9
   (l) Interest Bearing Deposits                                           10
   (m) Foreign Exchange Transactions                                       10
   (n) Pledges or Loans of Securities                                      11
   (o) Stock Dividends, Rights, Etc.                                       12
   (p) Routine Dealings                                                    12
   (q) Collections                                                         12
   (r) Bank Accounts                                                       13
   (s) Dividends, Distributions and Redemptions                            13
   (t) Proceeds from Shares Sold                                           13
   (u) Proxies and Notices; Compliance with the Shareholders
         Communication Act of 1985                                         13
   (v) Books and Records                                                   14
   (w) Opinion of Fund's Independent Certified Public Accountants          14
   (x) Reports by Independent Certified Public Accountants                 14
   (y) Bills and Others Disbursements                                      14

5. Subcustodians                                                           15
   (a) Domestic Subcustodians                                              15
   (b) Foreign Subcustodians                                               15
   (c) Interim Subcustodians                                               16
   (d) Special Subcustodians                                               16
   (e) Termination of a Subcustodian                                       17
   (f) Certification Regarding Foreign Subcustodians                       17

6. Standard of Care                                                        17
   (a) General Standard of Care                                            17
   (b) Actions Prohibited by Applicable Law, Events Beyond                 17
   Custodian's Control, Armed
         Conflict, Sovereign Risk, etc.
   (c) Liability for Past Records                                          18
   (d) Advice of Counsel                                                   18
   (e) Advice of the Fund and Others                                       18
   (f) Instructions Appearing to be Genuine                                18
   (g) Exceptions from Liability                                           19

7. Liability of the Custodian for Actions of Others                        19
   (a) Domestic Subcustodians                                              19
   (b) Liability for Acts and Omissions of Foreign Subcustodians           19
   (c) Securities Systems, Interim Subcustodians, Special                  20
   Subcustodians, Securities
         Depositories and Clearing Agencies
   (d) Defaults or Insolvencies of Brokers, Banks, Etc.                    20
   (e) Reimbursement of Expenses                                           20

8. Indemnification                                                         20
   (a) Indemnification by Fund                                             20
   (b) Indemnification by Custodian                                        21

9. Advances                                                                21

10. Liens                                                                  21

11. Compensation                                                           22

12. Powers of Attorney                                                     22

13. Termination and Assignment                                             22

14. Additional Funds                                                       23

15. Notices                                                                23

16. Miscellaneous                                                          23

                                  CUSTODY AGREEMENT

     This  agreement  made as of this 5th day of May,  1997,  between  UMB Bank,
n.a.,  a national  banking  association  with its  principal  place of  business located at Kansas  City,  Missouri  (hereinafter  "Custodian"),  and each of the
Funds  which  have  executed  the  signature  page  hereof  together  with  such additional  Funds which shall be made parties to this Agreement by the execution of a separate  signature page hereto  (individually,  a "Fund" and collectively, the "Funds").

     WITNESSETH:

     WHEREAS,  each Fund is  registered  as an  open-end  management  investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS,  each Fund desires to appoint  Custodian as its  custodian for the custody of Assets (as  hereinafter  defined) owned by such Fund which Assets are to be held in such accounts as such Fund may establish from time to time; and

     WHEREAS,  Custodian is willing to accept such  appointment on the terms and conditions hereof.

     NOW,  THEREFORE,  in consideration of the mutual promises contained herein, the parties hereto,  intending to be legally bound,  mutually covenant and agree as follows:

1.  APPOINTMENT OF CUSTODIAN.

     Each Fund hereby  constitutes  and appoints  the  Custodian as custodian of
Assets  belonging  to each such Fund which have been or may be from time to time deposited with the Custodian.  Custodian accepts such appointment as a custodian and agrees to perform the duties and  responsibilities of Custodian as set forth herein on the conditions set forth herein.

2.  DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings so indicated:

     (a) "Security" or "Securities"  shall mean stocks,  bonds,  bills,  rights, script, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

     (b) "Assets" shall mean  Securities,  monies and other property held by the
Custodian for the benefit of a Fund.

     (c)(1)  "Instructions",  as used herein,  shall mean: (i) a tested telex, a
written  (including,   without  limitation,   facsimile  transmission)  request,
direction, instruction or certification signed or initialed by or on behalf of a
Fund by an Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian  reasonably believes to be an Authorized Person; or (iii)
a communication  effected directly between an  electro-mechanical  or electronic device or system (including, without limitation, computers) on behalf of a Fund.
Instructions  in the  form of oral  communications  shall  be  confirmed  by the appropriate Fund by tested telex or in writing in the manner set forth in clause
(i) above, but the lack of such  confirmation  shall in no way affect any action taken by the  Custodian  in reliance  upon such oral  Instructions  prior to the
Custodian's receipt of such confirmation.  Each Fund authorizes the Custodian to record any and all  telephonic or other oral  Instructions  communicated  to the
Custodian.

     (c)(2)  "Special  Instructions",  as used herein,  shall mean  Instructions countersigned  or  confirmed  in  writing  by the  Treasurer  or  any  Assistant
Treasurer of a Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be included on the same instrument  containing the  Instructions  or on a separate  instrument  relating thereto.

     (c)(3)  Instructions  and Special  Instructions  shall be  delivered to the
Custodian  at the address  and/or  telephone,  facsimile  transmission  or telex number agreed upon from time to time by the Custodian and each Fund.

     (c)(4) Where appropriate, Instructions and Special Instructions shall be continuing instructions.

3.  DELIVERY OF CORPORATE DOCUMENTS.

     Each of the parties to this  Agreement  represents  that its execution does not  violate  any of the  provisions  of its  respective  charter,  articles  of incorporation,  articles of  association  or bylaws and all  required  corporate action to authorize the execution and delivery of this Agreement has been taken.

     Each Fund has furnished the Custodian  with copies,  properly  certified or authenticated,  with all  amendments or  supplements  thereto,  of the following documents:

          (a) Certificate of Incorporation (or equivalent  document) of the Fund as in effect on the date hereof;

          (b) By-Laws of the Fund as in effect on the date hereof;

          (c)  Resolutions of the Board of Directors of the Fund  appointing the
     Custodian and approving the form of this Agreement; and

          (d)  The  Fund's  current  prospectus  and  statements  of  additional information.

     Each Fund shall promptly  furnish the Custodian with copies of any updates, amendments or supplements to the foregoing documents.

     In  addition,  each Fund has  delivered  or will  promptly  deliver  to the
Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and
all  amendments or supplements  thereto,  properly  certified or  authenticated, designating  certain  officers  or  employees  of each  such  Fund who will have continuing  authority  to  certify  to the  Custodian:  (a) the  names,  titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction,  certificate or instrument on behalf of each  Fund,  and (b) the  names,  titles  and  signatures  of those persons  authorized to countersign or confirm Special  Instructions on behalf of
each  Fund  (in  both  cases   collectively,   the   "Authorized   Persons"  and
individually,  an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the  Custodian as  conclusive  evidence of the facts set forth  therein and shall be  considered to be in full force and effect until delivery  to  the  Custodian  of a  similar  Resolution  or  certificate  to the contrary.  Upon delivery of a certificate  which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special  Instructions,  such persons shall no longer be considered an
Authorized  Person  authorized to give Instructions or to countersign or confirm
Special  Instructions.  Unless the  certificate  specifically  requires that the approval of anyone else will first have been  obtained,  the  Custodian  will be under no  obligation  to  inquire  into  the  right of the  person  giving  such
Instructions  or  Special  Instructions  to do  so.  Notwithstanding  any of the
foregoing,  no  Instructions or Special  Instructions  received by the Custodian from a Fund  will be deemed  to  authorize  or  permit  any  director,  trustee, officer,  employee,  or agent of such Fund to withdraw any of the Assets of such
Fund  upon the mere  receipt  of such  authorization,  Special  Instructions  or
Instructions from such director, trustee, officer, employee or agent.

4.  POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

     Except for Assets held by any Subcustodian  appointed  pursuant to Sections
5(b),  (c), or (d) of this  Agreement,  the Custodian shall have and perform the powers and duties  hereinafter set forth in this Section 4. For purposes of this
Section 4 all  references  to powers  and duties of the  "Custodian"  shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

      (a)  Safekeeping.

     The Custodian  will keep safely the Assets of each Fund which are delivered to it from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian.

      (b)  Manner of Holding Securities.

     (1) The Custodian  shall at all times hold  Securities of each Fund either:
(i) by  physical  possession  of the  share  certificates  or other  instruments representing such Securities in registered or bearer form; or (ii) in book-entry form by a Securities  System (as  hereinafter  defined) in  accordance  with the provisions of sub-paragraph (3) below.

     (2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical  form,  by  registering  the same in the name of the appropriate Fund or its nominee, or in the name of the Custodian or its nominee, for  whose  actions  such  Fund  and  Custodian,  respectively,  shall  be fully responsible.  Upon the receipt of  Instructions,  the Custodian  shall hold such
Securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the  Custodian  will register all such  portfolio  Securities in the name of the
Custodian's  authorized nominee. All such Securities shall be held in an account of the Custodian  containing only assets of the appropriate  Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

     (3) The Custodian may deposit and/or maintain domestic  Securities owned by a Fund in,  and each Fund  hereby  approves  use of:  (a) The  Depository  Trust
Company;  (b) The Participants  Trust Company;  and (c) any book-entry system as provided in (i) Subpart O of Treasury  Circular  No. 300, 31 CFR  306.115,  (ii)
Subpart B of Treasury  Circular  Public Debt Series No. 27-76,  31 CFR 350.2, or
(iii) the book-entry  regulations of federal agencies  substantially in the form of 31 CFR 306.115. Upon the receipt of Special  Instructions,  the Custodian may deposit  and/or  maintain  domestic  Securities  owned  by a Fund  in any  other domestic clearing agency registered with the Securities and Exchange  Commission
("SEC")  under  Section 17A of the  Securities  Exchange  Act of 1934 (or as may
otherwise be  authorized  by the SEC to serve in the capacity of  depository  or clearing agent for the Securities or other assets of investment companies) which acts as a Securities  depository.  Each of the foregoing shall be referred to in this Agreement as a "Securities  System",  and all such Securities Systems shall be listed on the  attached  Appendix A. Use of a  Securities  System shall be in accordance with applicable  Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

     (i) The  Custodian  may deposit the  Securities  directly or through one or more agents or  Subcustodians  which are also qualified to act as custodians for investment companies.

     (ii) The  Custodian  shall  deposit  and/or  maintain the  Securities  in a
Securities  System,  provided that such Securities are represented in an account
("Account") of the Custodian in the Securities  System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

     (iii) The books and records of the  Custodian  shall at all times  identify those  Securities  belonging to any one or more Funds which are  maintained in a
Securities System.

     (iv) The Custodian shall pay for Securities  purchased for the account of a
Fund only  upon (a)  receipt  of advice  from the  Securities  System  that such
Securities  have been  transferred to the Account of the Custodian in accordance with the rules of the Securities  System,  and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund.  The Custodian  shall transfer  Securities  sold for the account of a
Fund only upon (a) receipt of advice from the Securities System that payment for such  Securities  has  been  transferred  to the  Account  of the  Custodian  in accordance  with the rules of the  Securities  System,  and (b) the making of an entry on the records of the  Custodian to reflect such  transfer and payment for the  account of such Fund.  Copies of all  advices  from the  Securities  System relating  to  transfers  of  Securities  for  the  account  of a Fund  shall  be maintained for such Fund by the Custodian. The Custodian shall deliver to a Fund on the next  succeeding  business  day daily  transaction  reports  which  shall include each day's transactions in the Securities System for the account of such
Fund.  Such  transaction  reports  shall be  delivered to such Fund or any agent designated by such Fund pursuant to  Instructions,  by computer or in such other manner as such Fund and Custodian may agree.

     (v) The Custodian  shall, if requested by a Fund pursuant to  Instructions, provide such Fund with  reports  obtained by the  Custodian or any  Subcustodian with respect to a Securities  System's  accounting system,  internal  accounting control and procedures for safeguarding  Securities  deposited in the Securities
System.

     (vi) Upon receipt of Special  Instructions,  the Custodian  shall terminate the use of any Securities  System on behalf of a Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of such Fund maintained with such Securities System.

    (c)  Free Delivery of Assets.

     Notwithstanding  any  other  provision  of this  Agreement  and  except  as
provided  in  Section  3  hereof,   the  Custodian,   upon  receipt  of  Special
Instructions,  will  undertake to make free  delivery of Assets,  provided  such
Assets are on hand and available,  in connection with a Fund's  transactions and to transfer  such Assets to such  broker,  dealer,  Subcustodian,  bank,  agent,
Securities System or otherwise as specified in such Special Instructions.

    (d)  Exchange of Securities.

     Upon  receipt  of  Instructions,  the  Custodian  will  exchange  portfolio
Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization,  recapitalization, merger, consolidation, or conversion of convertible  Securities,  and will deposit any such  Securities in accordance with the terms of any reorganization or protective plan.

     Without  Instructions,  the Custodian is authorized to exchange  Securities held by it in temporary  form for  Securities in  definitive  form, to surrender
Securities  for  transfer  into a name or nominee  name as  permitted in Section
4(b)(2),  to effect an exchange of shares in a stock split or when the par value of the stock is changed,  to sell any  fractional  shares,  and, upon  receiving payment therefor,  to surrender bonds or other Securities held by it at maturity or call.

    (e)  Purchases of Assets.

     (1) Securities  Purchases.  In accordance with Instructions,  the Custodian shall, with respect to a purchase of Securities,  pay for such Securities out of monies  held for a Fund's  account  for which the  purchase  was made,  but only insofar as monies are  available  therein  for such  purpose,  and  receive  the portfolio  Securities  so purchased.  Unless the Custodian has received  Special
Instructions  to the  contrary,  such  payment will be made only upon receipt of
Securities by the Custodian,  a clearing  corporation  of a national  Securities exchange  of  which  the  Custodian  is a  member,  or a  Securities  System  in accordance with the provisions of Section 4(b)(3)  hereof.  Notwithstanding  the foregoing,  upon receipt of  Instructions:  (i) in connection  with a repurchase agreement,  the Custodian may release funds to a Securities  System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase  agreement  have been  transferred  by  book-entry  into the  Account maintained  with such  Securities  System by the  Custodian,  provided  that the
Custodian's  instructions  to the Securities  System require that the Securities
System  may make  payment  of such  funds to the other  party to the  repurchase agreement  only upon  transfer by book-entry of the  Securities  underlying  the repurchase  agreement  into such Account;  (ii) in the case of Interest  Bearing
Deposits,  currency deposits, and other deposits, foreign exchange transactions, futures  contracts or options,  pursuant to Sections 4(g),  4(h), 4(l), and 4(m)
hereof,  the Custodian may make payment  therefor before receipt of an advice of transaction;  and (iii) in the case of  Securities  as to which  payment for the
Security  and  receipt  of the  instrument  evidencing  the  Security  are under generally  accepted trade  practice or the terms of the instrument  representing the Security  expected to take place in different  locations or through separate parties,  such as commercial paper which is indexed to foreign currency exchange rates,  derivatives and similar  Securities,  the Custodian may make payment for such  Securities  prior to delivery  thereof in accordance  with such  generally accepted  trade  practice  or the  terms  of the  instrument  representing  such
Security.

     (2) Other  Assets  Purchased.  Upon receipt of  Instructions  and except as otherwise  provided herein, the Custodian shall pay for and receive other Assets for the account of a Fund as provided in Instructions.

    (f)   Sales of Assets.

     (1) Securities Sold. In accordance with  Instructions,  the Custodian will, with respect to a sale,  deliver or cause to be delivered  the  Securities  thus designated as sold to the broker or other person  specified in the  Instructions relating to such sale. Unless the Custodian has received Special Instructions to the contrary,  such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire  transfer;  (b) credit to the account of the Custodian with a clearing corporation  of a  national  Securities  exchange  of which the  Custodian  is a member; or (c) credit to the Account of the Custodian with a Securities  System, in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing,  Securities  held in physical  form may be delivered  and paid for in accordance  with "street  delivery  custom" to a broker or its  clearing  agent, against  delivery to the  Custodian of a receipt for such  Securities,  provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such  Securities by the broker or its clearing agent,  and provided further that the Custodian shall not be responsible for the selection  of or the  failure or  inability  to  perform  of such  broker or its clearing  agent or for any related loss arising from delivery or custody of such
Securities prior to receiving payment therefor.

     (2) Other Assets Sold. Upon receipt of Instructions and except as otherwise provided  herein,  the  Custodian  shall  receive  payment for and deliver other
Assets for the account of a Fund as provided in Instructions.

    (g)  Options.

     (1) Upon receipt of  Instructions  relating to the purchase of an option or sale of a covered  call  option,  the  Custodian  shall:  (a) receive and retain confirmations or other documents,  if any, evidencing the purchase or writing of the option by a Fund; (b) if the transaction involves the sale of a covered call option,  deposit and maintain in a  segregated  account the  Securities  (either physically or by book-entry in a Securities  System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such
Securities,  cash or  other  Assets  in  accordance  with any  notices  or other communications  evidencing  the  expiration,  termination  or  exercise  of such options which are furnished to the Custodian by the Options Clearing Corporation
(the  "OCC"),  the  securities  or options  exchanges on which such options were traded,  or such other  organization  as may be  responsible  for handling  such option transactions.

     (2) Upon  receipt of  Instructions  relating to the sale of a naked  option
(including stock index and commodity  options),  the Custodian,  the appropriate
Fund and the  broker-dealer  shall  enter into an  agreement  to comply with the rules of the OCC or of any registered  national  securities  exchange or similar organizations(s).  Pursuant to that agreement and such Fund's Instructions,  the
Custodian  shall: (a) receive and retain  confirmations  or other documents,  if any,  evidencing  the  writing of the  option;  (b)  deposit  and  maintain in a segregated  account,  Securities  (either  physically  or  by  book-entry  in  a
Securities  System),  cash and/or  other  Assets;  and (c) pay,  release  and/or transfer  such  Securities,  cash or other  Assets in  accordance  with any such
agreement  and  with  any  notices  or  other   communications   evidencing  the
expiration,  termination  or exercise of such option which are  furnished to the
Custodian by the OCC, the securities or options  exchanges on which such options were traded, or such other  organization as may be responsible for handling such option  transactions.  The  appropriate  Fund  and the  broker-dealer  shall  be responsible  for  determining  the  quality  and  quantity of assets held in any segregated account  established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

    (h)  Futures Contracts.

     Upon  receipt of  Instructions,  the  Custodian  shall enter into a futures margin  procedural  agreement among the appropriate  Fund, the Custodian and the designated futures  commission  merchant (a "Procedural  Agreement").  Under the
Procedural Agreement the Custodian shall: (a) receive and retain  confirmations, if any,  evidencing the purchase or sale of a futures contract or an option on a futures contract by such Fund; (b) deposit and maintain in a segregated  account cash,  Securities  and/or other Assets  designated  as initial,  maintenance  or variation  "margin" deposits  intended to secure such Fund's  performance of its obligations  under any futures  contracts  purchased or sold,  or any options on futures contracts written by such Fund, in accordance with the provisions of any
Procedural  Agreement  designed to comply with the  provisions  of the Commodity
Futures  Trading  Commission  and/or any commodity  exchange or contract  market
(such as the Chicago Board of Trade), or any similar organization(s),  regarding such margin  deposits;  and (c) release Assets from and/or  transfer Assets into such margin accounts only in accordance with any such Procedural Agreements. The appropriate Fund and such futures  commission  merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid
to  the   broker-dealer  in  compliance  with  applicable   margin   maintenance
requirements  and the performance of any futures contract or option on a futures contract in accordance with its terms.

    (i)  Segregated Accounts.

     Upon receipt of Instructions, the Custodian shall establish and maintain on its books a  segregated  account or accounts  for and on behalf of a Fund,  into which  account or accounts  may be  transferred  Assets of such Fund,  including
Securities  maintained  by the  Custodian  in a  Securities  System  pursuant to
Paragraph  (b)(3) of this Section 4, said  account or accounts to be  maintained
(i) for the purposes set forth in Sections 4(g),  4(h) and 4(n) and (ii) for the purpose  of  compliance  by such Fund with the  procedures  required  by the SEC
Investment  Company  Act  Release  Number  10666 or any  subsequent  release  or releases  relating to the  maintenance  of  segregated  accounts  by  registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special  Instructions.  The Custodian  shall not be responsible for  the  determination  of the  type  or  amount  of  Assets  to be held in any segregated account referred to in this paragraph,  or for compliance by the Fund with required procedures noted in (ii) above.

    (j)  Depository Receipts.

     Upon receipt of Instructions,  the Custodian shall surrender or cause to be surrendered  Securities to the depository  used for such Securities by an issuer
of  American   Depository   Receipts  or   International   Depository   Receipts
(hereinafter  referred to, collectively,  as "ADRs"),  against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the  organization  surrendering the same that the depository has acknowledged receipt of  instructions  to issue ADRs with respect to such  Securities  in the name of the Custodian or a nominee of the Custodian,  for delivery in accordance with such instructions.

     Upon receipt of Instructions,  the Custodian shall surrender or cause to be surrendered  ADRs to the  issuer  thereof,  against a written  receipt  therefor adequately  describing the ADRs surrendered and written evidence satisfactory to the  organization  surrendering  the  same  that  the  issuer  of the  ADRs  has acknowledged  receipt of  instructions  to cause its  depository  to deliver the
Securities underlying such ADRs in accordance with such instructions.

    (k)  Corporate Actions, Put Bonds, Called Bonds, Etc.

     Upon receipt of Instructions,  the Custodian  shall: (a) deliver  warrants, puts, calls,  rights or similar  Securities to the issuer or trustee thereof (or to the agent of such  issuer or  trustee)  for the  purpose of exercise or sale, provided that the new Securities,  cash or other Assets,  if any,  acquired as a result of such  actions are to be delivered  to the  Custodian;  and (b) deposit
Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered
Securities are to be returned to the Custodian.

     Notwithstanding  any  provision  of this  Agreement  to the  contrary,  the
Custodian  shall take all necessary  action,  unless  otherwise  directed to the contrary  in  Instructions,  to  comply  with  the  terms  of all  mandatory  or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership,  and shall notify the  appropriate  Fund of such action in writing by facsimile  transmission  or in such other manner as such Fund and  Custodian may agree in writing.

     The Fund agrees that if it gives an Instruction  for the  performance of an act on the last permissible  date of a period  established by any optional offer or on the last  permissible date for the performance of such act, the Fund shall hold the Bank harmless from any adverse  consequences  in connection with acting upon or failing to act upon such Instructions.

    (l)  Interest Bearing Deposits.

     Upon receipt of Instructions  directing the Custodian to purchase  interest bearing fixed term and call deposits (hereinafter referred to, collectively,  as
"Interest  Bearing  Deposits")  for the account of a Fund,  the Custodian  shall purchase such Interest Bearing Deposits in the name of such Fund with such banks or trust companies,  including the Custodian, any Subcustodian or any subsidiary
or   affiliate   of  the   Custodian   (hereinafter   referred  to  as  "Banking
Institutions"),  and in such  amounts  as  such  Fund  may  direct  pursuant  to
Instructions.  Such Interest Bearing Deposits may be denominated in U.S. dollars or  other  currencies,  as such  Fund  may  determine  and  direct  pursuant  to
Instructions.  The  responsibilities  of the  Custodian  to a Fund for  Interest
Bearing  Deposits  issued by the  Custodian  shall be that of a U.S.  bank for a similar  deposit.  With respect to Interest  Bearing  Deposits  other than those issued  by the  Custodian,  (a)  the  Custodian  shall  be  responsible  for the collection of income and the transmission of cash to and from such accounts; and
(b) the  Custodian  shall  have no duty with  respect  to the  selection  of the
Banking  Institution or for the failure of such Banking  Institution to pay upon demand.

    (m)  Foreign Exchange Transactions.

     (l) Each Fund hereby  appoints the  Custodian as its agent in the execution of all currency exchange transactions.  The Custodian agrees to provide exchange rate and U.S. Dollar  information,  in writing,  to the Funds.  Such information shall be supplied by the  Custodian  at least by the  business  day prior to the value date of the foreign  exchange  transaction,  provided  that the  Custodian receives the request for such  information  at least two business  days prior to the value date of the transaction.

     (2) Upon  receipt of  Instructions,  the  Custodian  shall  settle  foreign exchange  contracts or options to purchase and sell foreign  currencies for spot and  future  delivery  on  behalf  of and for the  account  of a Fund  with such currency  brokers or Banking  Institutions as such Fund may determine and direct pursuant to Instructions.  If, in its  Instructions,  a Fund does not direct the
Custodian to utilize a particular  currency broker or Banking  Institution,  the
Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund's foreign currency transaction.

     (3) Each  Fund  accepts  full  responsibility  for its use of  third  party foreign exchange  brokers and for execution of said foreign  exchange  contracts and  understands  that the Fund shall be  responsible  for any and all costs and interest  charges  which may be  incurred as a result of the failure or delay of its third party broker to deliver foreign exchange.  The Custodian shall have no responsibility  or  liability  with  respect to the  selection  of the  currency brokers or Banking  Institutions  with which a Fund deals or the  performance of such brokers or Banking Institutions.

     (4) Notwithstanding anything to the contrary contained herein, upon receipt of  Instructions  the  Custodian  may,  in  connection  with a foreign  exchange contract,  make free  outgoing  payments of cash in the form of U.S.  Dollars or foreign  currency  prior to receipt of  confirmation  of such  foreign  exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

     (5) The  Custodian  shall not be obligated  to enter into foreign  exchange transactions  as principal.  However,  if the Custodian has made  available to a
Fund its services as a principal in foreign exchange transactions and subject to any separate  agreement between the parties relating to such  transactions,  the
Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign  currencies  for spot and future  delivery on behalf of and for the account of the Fund, with the Custodian as principal.

    (n)  Pledges or Loans of Securities.

     (1) Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released  Securities  held in custody to the pledgees  designated in such  Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with  various  lenders  including  but not limited to UMB Bank,  n.a.;
provided,  however,  that the Securities  shall be released only upon payment to the  Custodian  of the monies  borrowed,  except that in cases where  additional collateral is required to secure existing borrowings,  further Securities may be released or  delivered,  or caused to be released or delivered  for that purpose upon receipt of Instructions.  Upon receipt of Instructions,  the Custodian will pay,  but only  from  funds  available  for such  purpose,  any such  loan  upon re-delivery to it of the Securities  pledged or  hypothecated  therefor and upon surrender  of the note or notes  evidencing  such  loan.  In lieu of  delivering collateral to a pledgee,  the Custodian,  on the receipt of Instructions,  shall transfer the pledged  Securities to a segregated  account for the benefit of the pledgee.

     (2) Upon  receipt  of Special  Instructions,  and  execution  of a separate
Securities  Lending  Agreement,  the Custodian will release  Securities  held in custody to the  borrower  designated  in such  Instructions  and may,  except as otherwise  provided  below,  deliver  such  Securities  prior to the  receipt of collateral,  if any,  for such  borrowing,  provided  that,  in case of loans of
Securities held by a Securities System that are secured by cash collateral,  the
Custodian's  instructions  to the  Securities  System  shall  require  that  the
Securities System deliver the Securities of the appropriate Fund to the borrower thereof only upon receipt of the  collateral for such  borrowing.  The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities  prior to the receipt of collateral.  Upon receipt of Instructions and the loaned  Securities,  the  Custodian  will release the  collateral to the borrower.

    (o)  Stock Dividends, Rights, Etc.

     The Custodian shall receive and collect all stock  dividends,  rights,  and other items of like nature and, upon receipt of  Instructions,  take action with respect to the same as directed in such Instructions.

    (p)  Routine Dealings.

     The  Custodian  will,  in general,  attend to all  routine  and  mechanical matters in  accordance  with  industry  standards in  connection  with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other  property  of  each  Fund  except  as may be  otherwise  provided  in this
Agreement  or directed  from time to time by  Instructions  from any  particular
Fund.  The  Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket  expenses  incidental to handling Securities or other similar  items  relating to its duties under this  Agreement,  provided that all such payments shall be accounted for to the appropriate Fund.

    (q)  Collections.

     The Custodian  shall (a) collect  amounts due and payable to each Fund with respect to portfolio  Securities  and other Assets;  (b) promptly  credit to the account  of each  Fund all  income  and other  payments  relating  to  portfolio
Securities  and other Assets held by the Custodian  hereunder  upon  Custodian's receipt of such  income or  payments  or as  otherwise  agreed in writing by the
Custodian  and any  particular  Fund;  (c)  promptly  endorse  and  deliver  any instruments  required  to  effect  such  collection;  and (d)  promptly  execute ownership and other  certificates and affidavits for all federal,  state,  local and foreign tax purposes in connection  with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer  of such  Securities  or other  Assets;  provided,  however,  that with respect to portfolio Securities registered in so-called street name, or physical
Securities  with  variable  interest  rates,  the  Custodian  shall use its best efforts to collect amounts due and payable to any such Fund. The Custodian shall notify a Fund in writing by  facsimile  transmission  or in such other manner as such Fund and Custodian may agree in writing if any amount  payable with respect to portfolio  Securities or other Assets is not received by the  Custodian  when due. The Custodian  shall not be  responsible  for the collection of amounts due and payable  with respect to  portfolio  Securities  or other Assets that are in default.

    (r)  Bank Accounts.

     Upon  Instructions,  the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof,  for the account of one or more Funds,  and shall be subject only to draft or order of the  Custodian.  The responsibilities  of the  Custodian  to any one or more such Funds for  deposits accepted on the  Custodian's  books  shall be that of a U.S.  bank for a similar deposit.

    (s)  Dividends, Distributions and Redemptions.

     To enable each Fund to pay dividends or other distributions to shareholders of each  such  Fund and to make  payment  to  shareholders  who  have  requested repurchase or redemption  of their shares of each such Fund  (collectively,  the
"Shares"),  the Custodian shall release cash or Securities insofar as available.
In the case of cash,  the  Custodian  shall,  upon the receipt of  Instructions, transfer  such  funds by check or wire  transfer  to any  account at any bank or trust company designated by each such Fund in such Instructions.  In the case of
Securities, the Custodian shall, upon the receipt of Special Instructions,  make such  transfer  to any  entity or account  designated  by each such Fund in such
Special Instructions.

    (t)  Proceeds from Shares Sold.

     The Custodian shall receive funds  representing  cash payments received for shares  issued or sold from time to time by each  Fund,  and shall  credit  such funds to the account of the  appropriate  Fund.  The Custodian  shall notify the appropriate Fund of Custodian's  receipt of cash in payment for shares issued by such Fund by facsimile transmission or in such other manner as such Fund and the
Custodian shall agree.  Upon receipt of  Instructions,  the Custodian shall: (a)
deliver all federal funds received by the Custodian in payment for shares as may be set  forth  in  such  Instructions  and at a time  agreed  upon  between  the
Custodian and such Fund;  and (b) make federal  funds  available to a Fund as of specified times agreed upon from time to time by such Fund and the Custodian, in the amount of checks  received in payment for shares which are  deposited to the accounts of such Fund.

    (u)  Proxies and Notices; Compliance with the Shareholders Communication
Act of 1985.

     The  Custodian  shall  deliver or cause to be delivered to the  appropriate
Fund all forms of proxies,  all notices of  meetings,  and any other  notices or announcements  affecting or relating to  Securities  owned by such Fund that are received by the Custodian,  any Subcustodian,  or any nominee of either of them, and, upon receipt of Instructions,  the Custodian shall execute and deliver,  or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required.  Except as directed pursuant to Instructions, neither the Custodian nor any  Subcustodian  or nominee shall vote upon any such
Securities,  or execute any proxy to vote  thereon,  or give any consent or take any other action with respect thereto.

     The Custodian  will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific  purpose of direct  communications  between such issuer and any such Fund unless a particular Fund directs the Custodian otherwise in writing.

    (v)  Books and Records.

     The Custodian shall maintain such records  relating to its activities under this  Agreement  as are  required  to be  maintained  by Rule  31a-1  under  the
Investment  Company  Act of 1940 ("the 1940 Act") and to  preserve  them for the periods prescribed in Rule 31a-2 under the 1940 Act. These records shall be open for  inspection  by duly  authorized  officers,  employees or agents  (including independent  public  accountants) of the appropriate Fund during normal business hours of the Custodian.

     The Custodian shall provide  accountings  relating to its activities  under this Agreement as shall be agreed upon by each Fund and the Custodian.

    (w)  Opinion of Fund's Independent Certified Public Accountants.

     The Custodian shall take all reasonable  action as each Fund may request to obtain from year to year  favorable  opinions from each such Fund's  independent
certified  public  accountants  with  respect  to  the  Custodian's   activities
hereunder and in connection  with the  preparation of each such Fund's  periodic reports to the SEC and with respect to any other requirements of the SEC.

    (x)  Reports by Independent Certified Public Accountants.

     At the  request  of a Fund,  the  Custodian  shall  deliver  to such Fund a
written  report  prepared  by  the  Custodian's   independent  certified  public
accountants  with respect to the services  provided by the Custodian  under this
Agreement,  including,  without limitation,  the Custodian's  accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets,  including  cash,  Securities  and other Assets  deposited  and/or maintained in a Securities  System or with a Subcustodian.  Such report shall be of sufficient  scope and in sufficient  detail as may  reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

    (y)  Bills and Other Disbursements.

     Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.

5.  SUBCUSTODIANS.

     From time to time,  in  accordance  with the  relevant  provisions  of this
Agreement, the Custodian may appoint one or more Domestic Subcustodians, Foreign
Subcustodians,  Special  Subcustodians,  or Interim  Subcustodians  (as each are hereinafter  defined)  to act on behalf  of any one or more  Funds.  A  Domestic
Subcustodian,  in accordance  with the  provisions of this  Agreement,  may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim Subcustodian to
act on behalf of any one or more  Funds.  For  purposes of this  Agreement,  all
Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim
Subcustodians shall be referred to collectively as "Subcustodians".

    (a)  Domestic Subcustodians.

     The Custodian  may, at any time and from time to time,  appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the  requirements  of a custodian  under  Section 17(f) of the
1940 Act and the rules and regulations  thereunder,  to act for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of such  Fund(s) and  performing  other  functions of the  Custodian  within the
United  States (a "Domestic  Subcustodian").  Each Fund shall approve in writing the  appointment  of the proposed  Domestic  Subcustodian;  and the  Custodian's appointment  of any such Domestic  Subcustodian  shall not be effective  without such prior written  approval of the Fund(s).  Each such duly  approved  Domestic
Subcustodian  shall be  listed  on  Appendix  A  attached  hereto,  as it may be amended, from time to time.

    (b)  Foreign Subcustodians.

     The Custodian may at any time appoint, or cause a Domestic  Subcustodian to appoint,  any bank, trust company or other entity meeting the requirements of an
"eligible  foreign  custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of any one or more
Funds  as a  subcustodian  or  sub-subcustodian  (if  appointed  by  a  Domestic
Subcustodian) for purposes of holding Assets of the Fund(s) and performing other functions of the Custodian in countries  other than the United States of America
(hereinafter referred to as a "Foreign  Subcustodian" in the context of either a subcustodian  or a  sub-subcustodian);  provided that the  Custodian  shall have obtained  written  confirmation  from each Fund of the  approval of the Board of
Directors  or other  governing  body of each such Fund  (which  approval  may be withheld in the sole  discretion  of such Board of Directors or other  governing body or  entity)  with  respect  to (i) the  identity  of any  proposed  Foreign
Subcustodian  (including branch  designation),  (ii) the country or countries in which,  and  the  securities  depositories  or  clearing  agencies  (hereinafter
"Securities  Depositories  and Clearing  Agencies"),  if any, through which, the
Custodian or any proposed Foreign  Subcustodian is authorized to hold Securities and  other  Assets  of each  such  Fund,  and  (iii)  the form and  terms of the
subcustodian   agreement  to  be  entered  into  with  such   proposed   Foreign
Subcustodian.  Each such duly approved  Foreign  Subcustodian  and the countries where and the Securities  Depositories and Clearing  Agencies through which they may hold  Securities and other Assets of the Fund(s) shall be listed on Appendix
A attached hereto,  as it may be amended,  from time to time. Each Fund shall be responsible  for informing the Custodian  sufficiently  in advance of a proposed investment which is to be held in a country in which no Foreign  Subcustodian is authorized  to act,  in  order  that  there  shall  be  sufficient  time for the
Custodian, or any Domestic Subcustodian,  to effect the appropriate arrangements with a proposed Foreign  Subcustodian,  including obtaining approval as provided in this  Section  5(b).  In  connection  with  the  appointment  of any  Foreign
Subcustodian,  the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian  agreement with the Foreign  Subcustodian  in form and substance  approved by each such Fund.  The  Custodian  shall not consent to the amendment  of, and shall cause any Domestic  Subcustodian  not to consent to the amendment  of, any  agreement  entered into with a Foreign  Subcustodian,  which materially  affects any Fund's  rights under such  agreement,  except upon prior written approval of such Fund pursuant to Special Instructions.

    (c)  Interim Subcustodians.

     Notwithstanding the foregoing,  in the event that a Fund shall invest in an
Asset to be held in a country in which no Foreign  Subcustodian is authorized to act, the Custodian  shall notify such Fund in writing by facsimile  transmission or in such other manner as such Fund and the Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special  Instructions  from such Fund,  the Custodian  shall,  or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim Subcustodian")  designated in such Special Instructions to hold such Security or other Asset.

    (d)  Special Subcustodians.

     Upon receipt of Special  Instructions,  the Custodian shall, on behalf of a
Fund, appoint one or more banks, trust companies or other entities designated in such Special  Instructions  to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third-party repurchase  transactions with  banks,  brokers,  dealers or other  entities  through  the use of a common custodian  or  subcustodian;  (ii)  providing  depository  and  clearing  agency services  with respect to certain  variable rate demand note  Securities,  (iii)
providing  depository  and  clearing  agency  services  with  respect  to dollar denominated Securities,  and (iv) effecting any other transactions designated by such  Fund in such  Special  Instructions.  Each  such  designated  subcustodian
(hereinafter  referred  to as a  "Special  Subcustodian")  shall  be  listed  on
Appendix  A  attached  hereto,  as it may be  amended  from  time  to  time.  In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian  agreement with the Special  Subcustodian  in form and substance  approved  by  the  appropriate  Fund  in  Special  Instructions.  The
Custodian shall not amend any subcustodian agreement entered into with a Special
Subcustodian,  or waive any  rights  under  such  agreement,  except  upon prior approval pursuant to Special Instructions.

    (e)  Termination of a Subcustodian.

     The Custodian may, at any time in its discretion  upon  notification to the appropriate  Fund(s),  terminate any  Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special  Instructions,  the  Custodian  will  terminate  any
Subcustodian in accordance with the termination  provisions under the applicable subcustodian agreement.

    (f)  Certification Regarding Foreign Subcustodians.

     Upon  request  of a Fund,  the  Custodian  shall  deliver  to  such  Fund a certificate  stating:  (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the Securities

     Depositories  and  Clearing   Agencies  through  which  each  such  Foreign
Subcustodian is then holding cash, Securities and other Assets of such Fund; and
(iii) such  other  information  as may be  requested  by such  Fund,  and as the
Custodian shall be reasonably able to obtain, to evidence  compliance with rules and regulations under the 1940 Act.

6.   STANDARD OF CARE.

    (a)  General Standard of Care.

     The  Custodian  shall be  liable  to a Fund  for all  losses,  damages  and reasonable  costs and expenses  suffered or incurred by such Fund resulting from the negligence or willful misfeasance of the Custodian; provided, however, in no event shall the  Custodian  be liable for  special,  indirect  or  consequential damages arising under or in connection with this Agreement.

    (b)  Actions Prohibited by Applicable Law, Events Beyond Custodian's
Control, Sovereign Risk, Etc.

     In no  event  shall  the  Custodian  or  any  Domestic  Subcustodian  incur liability  hereunder  (i) if the  Custodian or any  Subcustodian  or  Securities
System,  or  any  subcustodian,  Securities  System,  Securities  Depository  or
Clearing  Agency  utilized by the  Custodian  or any such  Subcustodian,  or any nominee of the  Custodian  or any  Subcustodian  (individually,  a "Person")  is prevented, forbidden or delayed from performing, or omits to perform, any act or thing  which  this  Agreement  provides  shall be  performed  or  omitted  to be performed,  by reason  of:  (a) any  provision  of any  present or future law or regulation or order of the United States of America, or any state thereof, or of any  foreign  country,  or  political  subdivision  thereof  or of any  court of competent  jurisdiction (and neither the Custodian nor any other Person shall be obligated  to take any action  contrary  thereto);  or (b) any event  beyond the control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (ii)
for any  loss,  damage,  cost or  expense  resulting  from  "Sovereign  Risk." A
"Sovereign   Risk"   shall   mean   nationalization,   expropriation,   currency
devaluation,  revaluation or fluctuation,  confiscation,  seizure, cancellation, destruction  or similar  action by any  governmental  authority,  de facto or de jure;  or  enactment,  promulgation,  imposition  or  enforcement  by  any  such governmental  authority  of currency  restrictions,  exchange  controls,  taxes, levies or other charges  affecting a Fund's Assets;  or acts of armed  conflict, terrorism,  insurrection  or  revolution;  or any other act or event  beyond the
Custodian's or such other Person's control.

    (c)  Liability for Past Records.

     Neither  the  Custodian  nor  any  Domestic  Subcustodian  shall  have  any liability in respect of any loss, damage or expense suffered by a Fund,  insofar as such loss,  damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such
Fund by entities other than the Custodian or any Domestic  Subcustodian prior to the Custodian's employment hereunder.

    (d)  Advice of Counsel.

     The Custodian and all Domestic  Subcustodians  shall be entitled to receive and act upon advice of counsel of its own choosing on all matters. The Custodian and all Domestic  Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

    (e)  Advice of the Fund and Others.

     The Custodian and any Domestic Subcustodian may rely upon the advice of any
Fund and upon statements of such Fund's  accountants and other persons  believed by it in good faith to be expert in matters upon which they are  consulted,  and neither the  Custodian  nor any  Domestic  Subcustodian  shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

    (f)  Instructions Appearing to be Genuine.

     The Custodian and all Domestic  Subcustodians  shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees,  Instructions,  Special Instructions,  advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been  properly  executed and shall,  unless  otherwise  specifically provided  herein,  be  entitled  to receive as  conclusive  proof of any fact or matter required to be ascertained  from any Fund hereunder a certificate  signed by any  officer  of such Fund  authorized  to  countersign  or  confirm  Special
Instructions.

    (g)  Exceptions from Liability.

     Without limiting the generality of any other provisions hereof, neither the
Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

     (i) the  validity of the issue of any  Securities  purchased  by or for any
Fund, the legality of the purchase thereof or evidence of ownership  required to be received by any such Fund,  or the  propriety  of the decision to purchase or amount paid therefor;

     (ii) the legality of the sale of any  Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

     (iii) any other  expenditures,  encumbrances  of Securities,  borrowings or similar actions with respect to any Fund's Assets;

     and may, until notified to the contrary,  presume that all  Instructions or
Special  Instructions  received  by it are  not in  conflict  with or in any way contrary to any provisions of any such Fund's Declaration of Trust,  Partnership
Agreement,  Articles of  Incorporation or By-Laws or votes or proceedings of the shareholders,  trustees,  partners or  directors  of any such Fund,  or any such
Fund's currently effective Registration Statement on file with the SEC.

7.  LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

    (a)  Domestic Subcustodians

     The  Custodian  shall be liable for the acts or  omissions  of any Domestic
Subcustodian  to the same extent as if such actions or omissions  were performed by the Custodian itself.

    (b)  Liability for Acts and Omissions of Foreign Subcustodians.

     The Custodian shall be liable to a Fund for any loss or damage to such Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the  Custodian or a Domestic  Subcustodian  and such Foreign  Subcustodian,  the
Foreign  Subcustodian  has failed to perform in accordance  with the standard of conduct imposed under such subcustodian  agreement and the Custodian or Domestic
Subcustodian  recovers  from  the  Foreign  Subcustodian  under  the  applicable subcustodian agreement.

    (c)  Securities Systems, Interim Subcustodians, Special Subcustodians,
Securities Depositories and Clearing Agencies.

     The  Custodian  shall not be  liable  to any Fund for any  loss,  damage or expense  suffered or incurred by such Fund  resulting  from or occasioned by the actions or omissions  of a  Securities  System,  Interim  Subcustodian,  Special
Subcustodian,  or Securities  Depository  and Clearing  Agency unless such loss, damage or  expense  is caused by, or results  from,  the  negligence  or willful misfeasance of the Custodian.

    (d)  Defaults or Insolvencies of Brokers, Banks, Etc.

     The Custodian shall not be liable for any loss,  damage or expense suffered or incurred by any Fund resulting from or occasioned by the actions,  omissions, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities  acting as a  Subcustodian,  Securities  System or  Securities  Depository  and Clearing
Agency, for whose actions the liability of the Custodian is set out elsewhere in this  Agreement)  unless  such loss,  damage or expense is caused by, or results from, the negligence or willful misfeasance of the Custodian.

    (e)  Reimbursement of Expenses.

     Each Fund agrees to reimburse the Custodian for all out-of-pocket  expenses incurred by the  Custodian in  connection  with this  Agreement,  but  excluding salaries and usual overhead expenses.

8.  INDEMNIFICATION.

    (a)  Indemnification by Fund.

     Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify  and hold  harmless the  Custodian  and its nominees  from all losses, damages and expenses  (including  attorneys'  fees)  suffered or incurred by the
Custodian  or its  nominee  caused  by or  arising  from  actions  taken  by the
Custodian,  its  employees  or  agents  in the  performance  of its  duties  and
obligations   under  this  Agreement,   including,   but  not  limited  to,  any
indemnification  obligations  undertaken  by the  Custodian  under any  relevant subcustodian agreement;  provided,  however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

     If any Fund  requires  the  Custodian  to take any action  with  respect to
Securities,  which  action  involves  the  payment of money or which may, in the opinion of the  Custodian,  result in the  Custodian or its nominee  assigned to such Fund being liable for the payment of money or  incurring  liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action,  shall  provide  indemnity  to  the  Custodian  in an  amount  and  form satisfactory to it.

    (b)  Indemnification by Custodian.

     Subject to the  limitations  set forth in this Agreement and in addition to the obligations  provided in Sections 6 and 7, the Custodian agrees to indemnify and hold  harmless each Fund from all losses,  damages and expenses  suffered or incurred by each such Fund caused by the  negligence or willful  misfeasance  of the Custodian.

9.  ADVANCES.

     In  the  event  that,  pursuant  to  Instructions,  the  Custodian  or  any
Subcustodian,  Securities  System,  or Securities  Depository or Clearing Agency
acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any  payment or  transfer of funds on behalf of any Fund as to which there would be,  at the  close  of  business  on the  date  of  such  payment  or  transfer, insufficient  funds  held by the  Custodian  on  behalf  of any such  Fund,  the
Custodian  may,  in its  discretion  without  further  Instructions,  provide an advance  ("Advance")  to any such  Fund in an  amount  sufficient  to allow  the completion  of the  transaction  by reason of which such  payment or transfer of funds is to be made.  In  addition,  in the event the  Custodian  is directed by
Instructions  to make any  payment or transfer of funds on behalf of any Fund as to which it is  subsequently  determined  that such Fund has  overdrawn its cash account  with the  Custodian  as of the  close of  business  on the date of such payment or transfer,  said overdraft  shall  constitute an Advance.  Any Advance shall be payable by the Fund on behalf of which the  Advance  was made on demand by Custodian,  unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the  Custodian  at a rate  agreed  upon in  writing  from time to time by the
Custodian  and such Fund. It is understood  that any  transaction  in respect of which the Custodian  shall have made an Advance,  including but not limited to a foreign  exchange  contract or  transaction in respect of which the Custodian is not acting as a principal,  is for the account of and at the risk of the Fund on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a  transaction  undertaken  by the Custodian for its own account and risk.
The  Custodian  and  each of the  Funds  which  are  parties  to this  Agreement acknowledge that the purpose of Advances is to finance  temporarily the purchase or sale of  Securities  for prompt  delivery in accordance  with the  settlement terms  of  such  transactions  or to  meet  emergency  expenses  not  reasonably foreseeable by a Fund. The Custodian shall promptly notify the appropriate  Fund of any Advance. Such notification shall be sent by facsimile  transmission or in such other manner as such Fund and the Custodian may agree.

10.  LIENS.

     The Bank shall have a lien on the Property in the Custody Account to secure payment of fees and expenses for the services rendered under this Agreement.  If the Bank advances cash or securities to the Fund for any purpose or in the event that the Bank or its  nominee  shall incur or be  assessed  any taxes,  charges, expenses,  assessments, claims or liabilities in connection with the performance of its duties  hereunder,  except  such as may arise  from its or its  nominee's negligent action,  negligent failure to act or willful misconduct,  any Property at any time held for the Custody Account shall be security therefor and the Fund hereby grants a security  interest  therein to the Bank. The Fund shall promptly reimburse the Bank for any such advance of cash or securities or any such taxes, charges, expenses,  assessments, claims or liabilities upon request for payment, but should the Fund fail to so reimburse the Bank, the Bank shall be entitled to dispose of such Property to the extent  necessary to obtain  reimbursement.  The
Bank shall be entitled to debit any account of the Fund with the Bank including, without limitation, the Custody Account, in connection with any such advance and any interest on such advance as the Bank deems reasonable.

11.  COMPENSATION.

     Each Fund will pay to the Custodian  such  compensation  as is agreed to in
writing  by  the  Custodian  and  each  such  Fund  from  time  to  time.   Such
compensation,  together  with all  amounts  for  which  the  Custodian  is to be reimbursed  in accordance  with Section 7(e),  shall be billed to each such Fund and paid in cash to the Custodian.

12.  POWERS OF ATTORNEY.

     Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective  obligations  under this  Agreement  or any  applicable  subcustodian agreement.

13.  TERMINATION AND ASSIGNMENT.

     Any Fund or the  Custodian  may  terminate  this  Agreement  by  notice  in writing,  delivered or mailed,  postage prepaid  (certified mail, return receipt requested)  to the other not less than 90 days prior to the date upon which such
termination  shall  take  effect.  Upon  termination  of  this  Agreement,   the
appropriate  Fund  shall  pay to  the  Custodian  such  fees  as may be due  the
Custodian  hereunder  as  well  as its  reimbursable  disbursements,  costs  and expenses paid or incurred.  Upon  termination of this  Agreement,  the Custodian shall  deliver,  at the  terminating  party's  expense,  all  Assets  held by it hereunder to the  appropriate  Fund or as otherwise  designated  by such Fund by
Special  Instructions.  Upon such delivery,  the Custodian shall have no further obligations  or  liabilities  under  this  Agreement  except  as  to  the  final resolution of matters relating to activity occurring prior to the effective date of termination.

     This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other, duly authorized by a resolution by its Board of
Directors or Trustees.

14.  ADDITIONAL FUNDS.

     An additional  Fund or Funds may become a party to this Agreement after the date hereof by an  instrument  in writing to such effect  signed by such Fund or
Funds and the  Custodian.  If this  Agreement is terminated as to one or more of the Funds  (but less than all of the  Funds) or if an  additional  Fund or Funds shall become a party to this  Agreement,  there shall be delivered to each party an Appendix #1 or an amended Appendix #1, signed by each of the additional Funds
(if any) and each of the remaining  Funds as well as the Custodian,  deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less  than all of the  Funds  shall  not  affect  the  obligations  of the
Custodian and the remaining  Funds  hereunder as set forth on the signature page hereto and in Appendix #1 as revised from time to time.

15.  NOTICES.

     As to  each  Fund,  notices,  requests,  instructions  and  other  writings delivered to Jones & Babson, Inc, 700 Karnes Blvd., Kansas City, Missouri 64108,
postage  prepaid,  or to such  other  address  as any  particular  Fund may have designated  to the  Custodian in writing,  shall be deemed to have been properly delivered or given to a Fund.

     Notices,  requests,  instructions  and  other  writings  delivered  to  the
Securities Administration Department of the Custodian at its office at 928 Grand
Avenue,  Kansas City,  Missouri,  or mailed postage prepaid,  to the Custodian's
Securities Administration Department, Post Office Box 226, Kansas City, Missouri
64141,  or to such other  addresses as the Custodian may have designated to each
Fund in writing, shall be deemed to have been properly delivered or given to the
Custodian  hereunder;  provided,  however,  that  procedures for the delivery of
Instructions and Special Instructions shall be governed by Section 2(c) hereof.

16.  MISCELLANEOUS.

     (a) This  Agreement is executed and  delivered in the State of Missouri and shall be governed by the laws of such state.

     (b) All of the terms and  provisions  of this  Agreement  shall be  binding upon,  and  inure  to the  benefit  of,  and be  enforceable  by the  respective successors and assigns of the parties hereto.

     (c) No provisions of this Agreement may be amended,  modified or waived, in any  manner  except  in  writing,  properly  executed  by both  parties  hereto;
provided,  however,  Appendix  A may be  amended  from time to time as  Domestic
Subcustodians,  Foreign  Subcustodians,  Special  Subcustodians,  and Securities
Depositories and Clearing  Agencies are approved or terminated  according to the terms of this Agreement.

     (d)  The  captions  in this  Agreement  are  included  for  convenience  of reference only, and in no way define or delimit any of the provisions  hereof or otherwise affect their construction or effect.

     (e) This Agreement shall be effective as of the date of execution hereof.

     (f)  This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts,  each of  which  will be  deemed  an  original,  but all of  which together will constitute one and the same instrument.

     (g) The  following  terms are  defined  terms  within  the  meaning of this
Agreement,  and the definitions  thereof are found in the following  sections of the Agreement:

Term                               Section
Account                            4(b)(3)(ii)
ADR'S                              4(j)
Advance                            9
Assets                             2(b)
Authorized Person                  3
Banking Institution                4(1)
Domestic Subcustodian              5(a)
Foreign Subcustodian               5(b)
Instruction                        2(c)(1)
Interim Subcustodian               5(c)
Interest Bearing Deposit           4(1)

Term                               Section

Liability                          10
OCC                                4(g)(2)
Person                             6(b)
Procedural Agreement               4(h)
SEC                                4(b)(3)
Securities                         2(a)
Securities Depositories and        5(b)
Clearing Agencies
Securities System                  4(b)(3)
Shares                             4(s)
Sovereign Risk                     6(b)
Special Instruction                2(c)(2)
Special Subcustodian               5(c)
Subcustodian                       5
1940 Act                           4(v)

     (h) If any part, term or provision of this Agreement is held to be illegal, in  conflict  with  any law or  otherwise  invalid  by any  court  of  competent jurisdiction,  the remaining  portion or portions shall be considered  severable and shall not be affected,  and the rights and  obligations of the parties shall be construed and enforced as if this  Agreement  did not contain the  particular part, term or provision held to be illegal or invalid.

     (i) This Agreement  constitutes the entire  understanding  and agreement of the parties hereto with respect to the subject matter  hereof,  and  accordingly supersedes,  as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.

     IN WITNESS WHEREOF,  the parties hereto have caused this Custody  Agreement to be executed by their respective duly authorized officers.

   JONES & BABSON FUNDS

   By: P. Bradley Adams
   ------------------------------------

   Name:  P. Bradley Adams
   ------------------------------------

   Title:  Treasurer
   ------------------------------------

   Date:  May 5, 1997
   ------------------------------------

   UMB BANK, N.A.

   By:  Ralph R. Santoro
   ------------------------------------

   Name:  Ralph R. Santoro
   ------------------------------------

   Title:  Vice President
   ------------------------------------

   Date:  April 22, 1997
   ------------------------------------

                                  APPENDIX A

                              CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

         United Missouri Trust Company of New York

         Morgan Stanley Trust Company (Foreign Securities Only)

SECURITIES SYSTEMS:

         Federal Book Entry

         Depository Trust Company

         Participant's Trust Company

SPECIAL SUBCUSTODIANS:

                               SECURITIES DEPOSITORIES
COUNTRIES                 FOREIGN SUBCUSTODIANS    CLEARING AGENCIES
---------                 ------------------------------------------

                                                       Euroclear

   JONES & BABSON FUNDS

   By: P. Bradley Adams
   ------------------------------------

   Name:  P. Bradley Adams
   ------------------------------------

   Title:  Treasurer
   ------------------------------------

   Date:  May 5, 1997
   ------------------------------------

   UMB BANK, N.A.

   By:  Ralph R. Santoro
   ------------------------------------

   Name:  Ralph R. Santoro
   ------------------------------------

   Title:  Vice President
   ------------------------------------

   Date:  April 22, 1997
   ------------------------------------

                                 APPENDIX #1

                                UMB Bank, n.a.
                                     AND
                  UNITED MISSOURI TRUST COMPANY OF NEW YORK
                        DOMESTIC CUSTODY FEE AGREEMENT
                                   FOR THE
                       JONES AND BABSON FAMILY OF FUNDS

                            JONES AND BABSON FUNDS
                            ----------------------

                      David L. Babson Growth Fund, Inc.
                         Babson Enterprise Fund, Inc.
                       Babson Enterprise II, Fund, Inc.
                           Babson Value Fund, Inc.
                           Shadow Stock Fund, Inc.
            D. L. Babson Tax-Free Income Fund, Inc. - Portfolio S
            D. L. Babson Tax-Free Income Fund, Inc. - Portfolio L
            D. L. Babson Tax-Free Income Fund, Inc. - Portfolio M
            D. L. Babson Money Market Fund, Inc. - Prime Portfolio
           D. L. Babson Money Market Fund, Inc. - Federal Portfolio
                  D. L. Babson Bond Trust - Short Portfolio
                   D. L. Babson Bond Trust - Long Portfolio

                         Buffalo Balanced Fund, Inc.
                          Buffalo Equity Fund, Inc.
                          Buffalo Global Fund, Inc.
                        Buffalo High Yield Fund, Inc.
                         Buffalo Small Cap Fund, Inc.

                AFBA Five Star Fund, Inc. - Balanced Portfolio
                 AFBA Five Star Fund, Inc. - Equity Portfolio
               AFBA Five Star Fund, Inc. - USA Global Portfolio
               AFBA Five Star Fund, Inc. - High Yield Portfolio

Jones & Babson                            UMB Bank, n.a.

By:      /s/P. Bradley Adams              By:      /s/Ralph R. Santoro
         ---------------------                     ---------------------
Name:    P/ Bradley Adams                 Name:    Ralph R. Santoro
         ---------------------                     ---------------------
Title:   Treasurer                        Title:   Vice President
         ---------------------                     ---------------------

Date:    5/5/97                           Date:    04/22/97
         ---------------------                     ---------------------

                                APPENDIX B

                              CUSTODY AGREEMENT

      The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated  May 5, 1997, with UMB
Bank, n.a. ("Custodian") and Jones & Babson, Inc., and agree to be bound by all the terms and conditions contained in said Agreement:

Babson Fund Group:
   D. L. Babson Tax-Free Income Fund, Inc.
   D. L. Babson Money Market Fund, Inc.
   D. L. Babson Bond Trust
   David L. Babson Growth Fund, Inc.
   Babson Enterprise Fund, Inc.
   Babson Enterprise II Fund, Inc.
   Babson Value Fund, Inc.
   Shadow Stock Fund, Inc.
Buffalo Fund Group:
   Buffalo Balanced Fund, Inc.
   Buffalo Equity Fund, Inc.
   Buffalo Global Fund, Inc.
   Buffalo High Yield Fund, Inc.
   Buffalo Small Cap Fund, Inc.
   Buffalo Funds - Buffalo Science & Technology Fund
   Buffalo Funds - Buffalo Mid Cap Fund
Investors Mark Series Fund, Inc.:
   Investors Mark Value Fund
   Investors Mark Balanced Fund
   Investors Mark Large Cap Growth Fund
   Investors Mark Small Cap Equity Fund
   Investors Mark Growth and Income Fund
J&B Fund Group:
   J&B Small-Cap Aggressive Growth Fund
   J&B Mid-Cap Aggressive Growth Fund

                                        BABSON FUND GROUP,
                                        BUFFALO FUND GROUP,
                                        INVESTORS MARK SERIES FUND, INC.
                                        J&B FUND GROUP

Attest:                                 By:
-------------------------------------
                                        ------------------------------------

                                        Name:  P. Bradley Adams
                                        ------------------------------------

                                        Title:  Vice President and
                                        Treasurer
                                        ------------------------------------

                                        Date:
                                        ------------------------------------

                                        UMB BANK, N.A.

Attest:                                 By:
-------------------------------------
                                        ------------------------------------

                                        Name:  Ralph R. Santoro
                                        ------------------------------------

                                        Title:  Senior Vice President
                                        ------------------------------------

                                        Date:
                                        ------------------------------------